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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Duramed Pharmaceuticals, Inc., dated November 22, 1995, for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1995, with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP


Cincinnati, Ohio
November 21, 1995